SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): January 23, 1997
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                                  HemaSure Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                      0-19410                 04-3216862
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(State or other jurisdiction        (Commission              (I.R.S. Employer
of incorporation)                   file number)            Identification No.)






140 Locke Drive, Marlborough, Massachusetts                          01752
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(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code:       (508) 485-6850
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                                 Not Applicable
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         (Former name or former address, if changed since last report.)



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Item 5. Other Events.

               Effective as of January 23, 1997, HemaSure Inc., a Delaware corporation ("HemaSure"), HemaSure's U.S. and Danish subsidiaries, and Novo Nordisk A/S, a Danish corporation ("Novo Nordisk"), entered into a Restructuring Agreement relating to the May 2, 1996 acquisition by HemaSure of the plasma product unit of Novo Nordisk. Pursuant to the Restructuring Agreement, approximately $23 million of indebtedness owed to Novo Nordisk was restructured by way of issuance by HemaSure to Novo Nordisk of a 12% convertible subordinated promissory note in the principal amount of approximately $11.7 million, which is due and payable on December 31, 2001, with interest payable quarterly (provided that up to approximately US $3,000,000 may be forgiven in certain circumstances). Approximately $8.5 million of the reduction of such indebtedness was forgiven. The remainder of the reduction represents a net amount due from Novo Nordisk to HemaSure related to various service arrangements between the two companies. All amounts outstanding under such note are convertible by either party, commencing January 1998, into shares of common stock, par value $.01 per share, of HemaSure at a conversion price equal to $10.50 per share.

         In addition, HemaSure has determined to discontinue the development and operation of its Danish plasma business due, in large part, to Pharmacia & Upjohn's ("P&U") wrongful termination of HemaSure's planned acquisition of P&U's plasma division in Sweden, which was a critical part of HemaSure's initial strategy to enter the plasma business, as well as certain other factors. In that regard, HemaSure currently is considering various strategic alternatives to effect that determination promptly, including, but not limited to, the sale or other disposition of its plasma business, or an orderly liquidation of its assets. On February 27, 1997, HemaSure issued a press release (a copy of which is attached here as Exhibit 10.2) disclosing a one-time charge of $15.2 million in the fourth quarter associated with the exit from the plasma business.

         HemaSure is currently engaged in preliminary discussions with a third party regarding the potential sale of HemaSure's Danish plasma business. There can be no assurance, however, that HemaSure will enter into a definitive agreement relating to the sale of such business or that such a sale will be consummated.

         HemaSure continues to pursue vigorously its previously disclosed lawsuit against Pharmacia & Upjohn, Inc. in which HemaSure seeks $168 million in compensatory damages and $100 million in punitive damages arising out of, among other things, P&U's breach of its commitment to sell the business to HemaSure following its year long efforts to acquire P&U's plasma business. HemaSure intended to integrate P&U's plasma business with the complimentary plasma business it previously acquired from Novo Nordisk in May 1996. There can be no assurance that HemaSure will prevail in its lawsuit or that, if it were to so prevail, that it will be awarded, or will collect, adequate damages, if any.

Item 7.  Financial Statements and Exhibits.

(c)  Exhibits.

10.1 Restructuring Agreement, dated January 23, 1997, between HemaSure Inc., HemaPharm Inc., HemaSure A/S and Novo Nordisk A/S.

10.2     Press release, dated February 27, 1997.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                HEMASURE INC.
                                (Registrant)


Date: February 27, 1997         By: /s/ Jeffrey B. Davis
                                    ------------------------
                                    Name:  Jeffrey B. Davis
                                    Title: Senior Vice President and
                                           Chief Financial Officer




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                                  EXHIBIT INDEX

Exhibit                                                               Page No.


10.1     Restructuring Agreement, dated January 23, 1997, between
         HemaSure Inc., HemaPharm Inc., HemaSure A/S and Novo
         Nordisk A/S.

10.2     Press release, dated February 27, 1997.